UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

Goldman Sachs Middle Market Lending Corp. II

(Exact name of registrant as specified in its charter)

Delaware	000-56369	87-3643363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4702

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 – Regulation FD Disclosure.

On February 4, 2022, Goldman Sachs Middle Market Lending Corp. II (the “Company”) disclosed the below information:

Update Regarding Proposed Tax Legislation Impacting Individual Retirement Accounts

The United States Congress recently considered a proposal that would have, if enacted, a significant adverse impact on individual retirement account (“IRA”) investors, including potentially terminating the IRA status of an IRA that acquires or holds an investment in certain private investment funds (including the Company), subjecting all of the investments in the IRA to significant taxes and subjecting the IRA’s owner to significant penalties. Other proposed legislation would have, if enacted, limited contributions by or on behalf of a high income taxpayer to an IRA if the aggregate account balance in all applicable retirement plans (as defined in the legislation) maintained by or on behalf of the taxpayer exceeded a threshold dollar amount. These proposals were not ultimately included in the legislation passed by the United States House of Representatives. Nonetheless, it is possible that either or both of these proposals (or other proposals that would adversely impact IRA investors) could be enacted as part of tax reform legislative efforts in 2022 or a later year.

Recent Investment Activity

From January 15, 2022 to February 1, 2022, the Company made new investment commitments and fundings of $6.4 million and $6.1 million, respectively. 100% of new investment commitments were comprised of first lien debt, made in one new Portfolio Company.

Set forth below is a brief description of the Company’s investment activity during the period from January 15, 2022 to February 1, 2022.

New Investment Commitments:

BSI3 MENU BUYER, INC. (“BSI3”)

BSI3 is a combination of Kydia Inc. and QMenu, each of which assists restaurants in processing online direct orders through restaurant-branded websites and mobile platforms. In January 2022, the Company provided a $0.2 million revolver and $6.2 million first lien term loan to BSI3. The foregoing first lien loans bear interest at a rate of SOFR plus 6.00% (subject to a 0.75% SOFR floor) per year and mature in 2028.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Middle Market Lending Corp. II
Date: February 4, 2022	By:	/s/ Carmine Rossetti
Name: Carmine Rossetti
Title: Chief Financial Officer and Treasurer